POWER OF ATTORNEY

     We, the undersigned directors and officers of Axcelis Technologies, Inc., do hereby constitute and appoint Brian R. Bachman, Mary G. Puma and Kevin M. Bisson, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of securities to be issued under the Axcelis Technologies, Inc. Employee Stock Purchase Plan and under the Axcelis Technologies, Inc. 2000 Stock Plan, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all registration statements and amendments (including post-effective amendments) thereto, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     This power of attorney shall not apply to any registration statement or amendment filed after July 31, 2001.

     IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 15th day of October, 2000.


     SIGNATURE                         CAPACITY                       DATE
     ---------                         --------                       ----

/s/ Brian R. Bachman
--------------------------      Vice Chairman and Chief        October 15, 2000
Brian R. Bachman                Executive Officer
                                (Principal Executive Officer)


/s/ Mary G. Puma
--------------------------      President, Chief Operating     October 15, 2000
Mary G. Puma                    Officer and Director


/s/ Cornelius F. Moses, III
---------------------------     Executive Vice President and   October 15, 2000
Cornelius F. Moses, III         Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)


 /s/ Stephen R. Hardis
--------------------------      Chairman of the Board          October 15, 2000
Stephen R. Hardis


/s/ Alexander M. Cutler
--------------------------      Director                       October 15, 2000
Alexander M. Cutler



--------------------------      Director
Ned C. Lautenbach


/s/ Philip S. Paul
--------------------------      Director                       October 15, 2000
Philip S. Paul


/s/ Naoki Takahashi
--------------------------      Director                       October 15, 2000
Naoki Takahashi


/s/ Gary L. Tooker
--------------------------      Director                       October 15, 2000
Gary L. Tooker